EXHIBIT 8.1




                                                  Direct Dial:  (214) 745-5342
                                                         thelfand@winstead.com


                                                  August 22, 1997



U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270, L.B. 168
Dallas, Texas  75230

Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc. (the "Company") in connection with the Registration Statement on Form S-3 filed of even date herewith with the Securities and Exchange Commission (as the same may be amended or supplemented from time to time, the "Registration Statement"). This opinion relates to certain federal income tax matters in connection with the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

         For the purpose of rendering our opinion, we have examined and are relying upon the truth, accuracy and completeness, at all relevant times, of the statements and representations contained in the following documents:

         1. The Amended Articles of Incorporation and the Bylaws of the Company;

         2. The Registration Statement and the Prospectus filed therewith;

         3. Representations made to us by the Company through Robert J. Stetson, Chief Executive Officer and President, and Fred H. Margolin, Chairman of the Board and Treasurer, of the Company and QSV Properties, Inc., in those certain Certificates to Counsel (the "Certificates") dated of even date herewith and delivered to us in connection with the Registration Statement and this letter.

         4. The Third Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P. (the "Operating Partnership"); and

         5. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

         In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:



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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 2


         1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

         2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

         3. All representations and statements set forth in such documents are true and correct;

         4. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

         5. The Company will file a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1997, and that the Company will not cause such election to be terminated or revoked.

         6. The beneficial ownership of the Company will be held by 100 or more persons for at least 335 days during the 1998 tax year and each tax year thereafter.

         7. The Operating Partnership will be operated in accordance with applicable state partnership statutes, the Operating Partnership Agreement and the statements and representations made in the Registration Statement.

         8. For each taxable year, less than 10% of the Operating Partnership's and the Company's gross income will be derived from sources other than (i) real property rental income and gain from sale or other disposition of real property, as required by Section 7704(d) of the Code, or (ii) other items of "qualifying income" within the meaning of Section 7704(d) of the Code.

         We have further assumed the accuracy of the statements and descriptions of the Company's and the Operating Partnership's intended activities as described in the Registration Statement and the Prospectus and that the Company and the Operating Partnership will operate in accordance with the method of operation described in the Registration Statement and the Prospectus.

         Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of opinion that, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and the proposed method of operation described in the Prospectus included in the Registration Statement will enable the Company to satisfy the requirements for such qualification under the Code for its taxable year ending December 31, 1997 and for subsequent taxable years.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:


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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 3



         1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

         2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         3. Our opinions are limited in all respects to the federal law of the United States and the laws of the State of Texas, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         4. (a) The Company's qualification and taxation as a real estate investment trust depend upon the Company's ability to satisfy, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

                  (b) The Company's qualification and taxation as a real estate investment trust also depends upon the Operating Partnership's and the Company's ability to satisfy, through actual operating results, source of income and other requirements of the Code necessary to qualify and be taxed as a partnership.

         The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and facts stated in the Certificates and other documents described herein. We undertake no obligation to review at any time in the future whether the Company or the Operating Partnership has fulfilled the requirements listed in this paragraph 4 and, consequently, no assurance can be given that the actual results of the Company's or the Operating Partnership's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT or a partnership, as applicable.

         5. In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.



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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 4

         We hereby consent to the reference to us under the caption "Federal Income Tax Considerations" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.


                                            Very truly yours,

                                            WINSTEAD SECHREST & MINICK P.C.



                                            By:/s/ Thomas R. Helfand
                                               ---------------------
                                                Thomas R. Helfand